UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2025

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VLY	The Nasdaq Stock Market
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market
Non-Cumulative Perpetual Preferred Stock, Series C, no par value	VLYPN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Senior Executive Vice President, President of Commercial Banking and Appointment of Successor. On March 3, 2025, Valley National Bancorp (the “Company”) announced that Joseph V. Chillura, Senior Executive Vice President, President of Commercial Banking, will transition out of the President of Commercial Banking role effective March 31, 2025 and will separate from service with the Company effective as of June 30, 2025. Mr. Chillura will remain with the Company through such date as a non-executive employee to facilitate an orderly transition to his successor. Mr. Chillura’s separation from service is not due to any disagreement between Mr. Chillura and the Company, the Board of Directors, or management.

On March 3, 2025, the Company also announced the appointment of Gino Martocci as the Company’s new Senior Executive Vice President, President of Commercial Banking effective March 31, 2025. Mr. Martocci brings over 30 years of experience in the banking industry and most recently served as Head of Commercial and Commercial Real Estate Banking at M&T Bank Corporation, managing all aspects of the bank’s commercial banking business.

Appointment of Chief Financial Officer. As previously reported on October 30, 2024, Travis Lan was appointed interim Chief Financial Officer of the Company effective November 30, 2024. On March 3, 2025, the Company announced that Mr. Lan has been appointed as Senior Executive Vice President, Chief Financial Officer effective immediately.

Mr. Lan, 40, joined the Company in February 2020 as Senior Vice President, Head of Corporate Finance & M&A and, on January 1, 2024, was appointed as Executive Vice President and Deputy Chief Financial Officer. Prior to joining the Company, Mr. Lan served as a Director in the Investment Banking Department of Keefe, Bruyette & Woods, Inc. (“KBW”) from June 2016 to February 2020. Prior to his transition to investment banking in 2016, Mr. Lan spent ten years as an equity research analyst covering community and regional banks for KBW, Stifel Nicolaus, and Ryan Beck & Co.

Mr. Lan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Lan and any other person pursuant to which Mr. Lan was selected as Chief Financial Officer.

In connection with his appointment as Senior Executive Vice President, Chief Financial Officer, Mr. Lan’s base salary was increased by 25%, his target bonus opportunity was increased by 50%, and his target long-term incentive award was increased by 76%.

Appointment of Chief Operating Officer. On March 3, 2025, the Company announced that Russell Barrett has been appointed as Senior Executive Vice President, Chief Operating Officer effective immediately. Mr. Barrett joined the Company in 2021 as Chief Transformation Officer and was promoted to the position of Senior Executive Vice President, Chief Operations Officer in January 2024. Prior to joining the Company, Mr. Barrett had served as Chief Information Officer at Bank Leumi USA since 2020 and as a Managing Director at BNP Paribas from 2013 to 2020.

Mr. Barrett has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Barrett and any other person pursuant to which Mr. Barrett was selected as Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Valley National Bancorp, dated March 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2025	VALLEY NATIONAL BANCORP

	By:	/s/ Gary G. Michael
Gary G. Michael
Executive Vice President, General Counsel & Corporate Secretary